FBL Financial Group, Inc.
Investment Portfolio Summary
December 31, 2012

Investments

Our investment portfolio increased 11.9% to $7,160.7 million at December 31, 2012 compared to $6,397.2 million at December 31, 2011. While the portfolio increased due to positive cash flows from operating and financing activities, a significant driver was a $247.6 million increase in the fair market value of fixed maturities during 2012 to a net unrealized gain of $628.1 million at December 31, 2012. U.S. Treasury yields were flat and credit spreads declined during 2012. Moderately wide credit spreads in certain sectors continue to impact our investment portfolio.

We manage the investment portfolio to optimize risk-adjusted yield within the context of prudent asset-liability management. We evaluate multiple cash flow testing scenarios as part of this process. The Company's investment policy calls for investing primarily in high quality fixed maturity securities and commercial mortgage loans.

Fixed Maturity Acquisitions Selected Information

	Year ended December 31,
	2012	2011
	(Dollars in thousands)
Cost of acquisitions:
Corporate	$524,172	$444,126
Mortgage and asset-backed	446,053	340,442
United States Government and agencies	—	6,094
Tax-exempt municipals	96,638	15,333
Taxable municipals	27,013	24,864
Total	$1,093,876	$830,859
Effective annual yield	4.43%	5.10%
Credit quality
NAIC 1 designation	60.7%	62.1%
NAIC 2 designation	38.5%	37.1%
Non-investment grade	0.8%	0.8%
Weighted-average life in years	11.8	10.1

The table above summarizes selected information for fixed maturity purchases related to continuing operations. The effective annual yield shown is the yield calculated to the "worst-call date." For noncallable bonds, the worst-call date is always the maturity date. For callable bonds, the worst-call date is the call or maturity date that produces the lowest yield. The weighted-average maturity is calculated using scheduled pay-downs and expected prepayments for amortizing securities. For non-amortizing securities, the weighted-average maturity is equal to the stated maturity date.

A portion of the securities acquired during 2012 and 2011 were acquired with the proceeds from advances on our funding agreements with the FHLB. The securities acquired to support these funding agreements often carry a lower average yield than securities acquired to support our other insurance products, due to the relatively low interest rate paid on those advances. The average yield of the securities acquired, excluding the securities supporting these funding agreements, was 4.83% during 2012 and 5.14% during 2011.

Investment Portfolio Summary

	December 31, 2012		December 31, 2011
	Carrying Value	Percent	Carrying Value	Percent
	(Dollars in thousands)
Fixed maturities - available for sale:
Public	$4,649,954	64.9%	$4,203,360	65.7%
144A private placement	1,297,628	18.1	1,104,042	17.3
Private placement	318,163	4.5	263,148	4.1
Total fixed maturities - available for sale	6,265,745	87.5	5,570,550	87.1
Equity securities	86,253	1.2	57,432	0.9
Mortgage loans	554,843	7.8	552,359	8.6
Real estate	4,668	0.1	2,541	—
Policy loans	174,254	2.4	172,368	2.7
Short-term investments	74,516	1.0	41,756	0.7
Other investments	371	—	189	—
Total investments	$7,160,650	100.0%	$6,397,195	100.0%

As of December 31, 2012, 94.7% (based on carrying value) of the available-for-sale fixed maturities were investment grade debt securities, defined as being in the highest two National Association of Insurance Commissioners (NAIC) designations. Non-investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. We regularly review the percentage of our portfolio that is invested in non-investment grade debt securities (NAIC designations 3 through 6). As of December 31, 2012, no single non-investment grade holding exceeded 0.2% of total investments.

Credit Quality by NAIC Designation and Equivalent Rating

		December 31, 2012		December 31, 2011
NAIC Designation	Equivalent Rating (1)	Carrying Value	Percent	Carrying Value	Percent
		(Dollars in thousands)
1	AAA, AA, A	$3,877,173	61.9%	$3,578,880	64.2%
2	BBB	2,054,260	32.8	1,715,577	30.8
	Total investment grade	5,931,433	94.7	5,294,457	95.0
3	BB	210,875	3.4	147,609	2.7
4	B	80,676	1.2	66,215	1.2
5	CCC	24,930	0.4	46,288	0.8
6	In or near default	17,831	0.3	15,981	0.3
	Total below investment grade	334,312	5.3	276,093	5.0
	Total fixed maturities - available for sale	$6,265,745	100.0%	$5,570,550	100.0%

(1)
Equivalent ratings are based on those provided by nationally recognized rating agencies with some exceptions for certain residential mortgage, commercial mortgage and asset-backed securities where they are based on the expected loss of the security rather than the probability of default.

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	December 31, 2012
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$262,068	$250,190	$32,086	$11,878	$(1,488)
Capital goods	200,164	188,833	25,292	11,331	(345)
Communications	109,376	106,462	14,099	2,914	(86)
Consumer cyclical	223,885	198,103	17,576	25,782	(477)
Consumer noncyclical	317,162	296,401	35,802	20,761	(297)
Energy	397,046	395,372	56,768	1,674	(27)
Finance	801,565	699,674	68,374	101,891	(6,940)
Transportation	85,195	85,195	11,187	—	—
Utilities	836,785	804,200	131,292	32,585	(516)
Other	62,337	60,367	6,668	1,970	(7)
Total corporate securities	3,295,583	3,084,797	399,144	210,786	(10,183)
Mortgage and asset-backed securities	1,674,714	1,489,283	113,613	185,431	(21,154)
United States Government and agencies	49,009	49,009	6,930	—	—
State, municipal and other governments	1,246,439	1,197,279	142,704	49,160	(2,917)
Total	$6,265,745	$5,820,368	$662,391	$445,377	$(34,254)

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	December 31, 2011
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$239,808	$214,485	$24,566	$25,323	$(4,025)
Capital goods	150,757	140,811	16,443	9,946	(1,160)
Communications	102,551	86,919	8,394	15,632	(739)
Consumer cyclical	145,587	122,866	11,713	22,721	(1,904)
Consumer noncyclical	224,045	207,345	24,066	16,700	(256)
Energy	372,276	344,941	42,784	27,335	(1,235)
Finance	758,008	552,897	34,992	205,111	(27,468)
Transportation	89,825	67,919	9,350	21,906	(1,066)
Utilities	771,798	735,620	113,604	36,178	(4,750)
Other	43,492	40,552	4,776	2,940	(51)
Total corporate securities	2,898,147	2,514,355	290,688	383,792	(42,654)
Collateralized debt obligation	270	270	—	—	—
Mortgage and asset-backed securities	1,534,994	1,241,859	88,782	293,135	(51,535)
United States Government and agencies	52,677	52,677	7,446	—	—
State, municipal and other governments	1,084,462	1,031,202	92,968	53,260	(5,139)
Total	$5,570,550	$4,840,363	$479,884	$730,187	$(99,328)

Non-Sovereign European Debt Exposure

	December 31, 2012		December 31, 2011
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
Italy	$19,694	$20,682	$19,689	$19,243
Spain	15,429	18,913	15,428	17,859
Ireland	8,976	10,701	7,998	9,128
Subtotal	44,099	50,296	43,115	46,230
United Kingdom	129,061	139,682	117,384	119,698
Netherlands	51,745	59,348	45,516	51,501
France	37,914	42,383	24,939	24,701
Other countries	45,936	50,433	42,117	40,682
Subtotal	264,656	291,846	229,956	236,582
Total European exposure	$308,755	$342,142	$273,071	$282,812

The table above reflects our exposure to non-sovereign European debt. This represents 5.5% of total fixed maturities as of December 31, 2012 and 5.1% of total fixed maturities as of December 31, 2011. The exposures are primarily in the industrial, finance and utility sectors. We do not own any securities issued by European governments.

Credit Quality of Available-for-Sale Fixed Maturities with Unrealized Losses

		December 31, 2012
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$176,253	39.5%	$(5,731)	16.7%
2	BBB	134,355	30.2	(3,315)	9.7
	Total investment grade	310,608	69.7	(9,046)	26.4
3	BB	67,380	15.1	(3,801)	11.1
4	B	44,961	10.1	(14,227)	41.5
5	CCC	13,621	3.1	(1,263)	3.7
6	In or near default	8,807	2.0	(5,917)	17.3
	Total below investment grade	134,769	30.3	(25,208)	73.6
	Total	$445,377	100.0%	$(34,254)	100.0%

		December 31, 2011
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$321,870	44.1%	$(26,239)	26.4%
2	BBB	237,980	32.6	(19,550)	19.7
	Total investment grade	559,850	76.7	(45,789)	46.1
3	BB	62,126	8.5	(7,053)	7.1
4	B	57,221	7.8	(12,468)	12.6
5	CCC	37,929	5.2	(20,796)	20.9
6	In or near default	13,061	1.8	(13,222)	13.3
	Total below investment grade	170,337	23.3	(53,539)	53.9
	Total	$730,187	100.0%	$(99,328)	100.0%

Available-For-Sale Fixed Maturities with Unrealized Losses by Length of Time

	December 31, 2012
	Amortized Cost		Gross Unrealized Losses
	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	$—	$168,537	$—	$(2,238)
Greater than three months to six months	—	33,622	—	(923)
Greater than six months to nine months	—	9,276	—	(109)
Greater than nine months to twelve months	—	18,424	—	(369)
Greater than twelve months	51,957	197,815	(18,691)	(11,924)
Total	$51,957	$427,674	$(18,691)	$(15,563)

Available-For-Sale Fixed Maturities with Unrealized Losses by Length of Time

	December 31, 2011
	Amortized Cost		Gross Unrealized Losses
	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	$—	$155,584	$—	$(2,427)
Greater than three months to six months	—	183,601	—	(8,089)
Greater than six months to nine months	—	67,078	—	(6,599)
Greater than nine months to twelve months	—	10,633	—	(514)
Greater than twelve months	123,620	288,999	(53,496)	(28,203)
Total	$123,620	$705,895	$(53,496)	$(45,832)

Available-For-Sale Fixed Maturities with Unrealized Losses by Maturity Date

	December 31, 2012		December 31, 2011
	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Due in one year or less	$—	$—	$14,404	$(234)
Due after one year through five years	28,999	(3,793)	68,826	(9,304)
Due after five years through ten years	42,320	(711)	141,409	(6,554)
Due after ten years	188,627	(8,596)	212,413	(31,701)
	259,946	(13,100)	437,052	(47,793)
Mortgage and asset-backed	185,431	(21,154)	293,135	(51,535)
Total	$445,377	$(34,254)	$730,187	$(99,328)

Mortgage and Asset-Backed Securities

Mortgage and other asset-backed securities comprised 26.7% at December 31, 2012 and 27.6% at December 31, 2011 of our total available-for-sale fixed maturities. These securities are purchased when we believe these types of investments provide superior risk-adjusted returns compared to returns of more conventional investments such as corporate bonds and mortgage loans. These securities are diversified as to collateral types, cash flow characteristics and maturity.

The repayment pattern on mortgage and other asset-backed securities is more variable than that of more traditional fixed maturity securities because the repayment terms are tied to underlying debt obligations that are subject to prepayments, which in the current economic environment includes defaults. The prepayment speeds (e.g., the rate of individuals refinancing their home mortgages) can vary based on a number of economic factors that cannot be predicted with certainty. These factors include the prevailing interest rate environment and general status of the economy.

At each balance sheet date, we review and update our expectation of future prepayment speeds and the book value of the mortgage and other asset-backed securities purchased at a premium or discount is reset, if needed, to result in a constant effective yield over the life of the security. This effective yield is computed using historical principal payments and expected future principal payment patterns. Any adjustments to book value to derive the constant effective yield, which may include the reversal of premium or discount amounts previously amortized or accrued, are recorded in the current period as a component of net investment income. Accordingly, deviations in actual prepayment speeds from that originally expected or changes in expected prepayment speeds can cause a change in the yield earned on mortgage and other asset-backed securities purchased at a premium or discount and may result in adjustments that have a material positive or negative impact on reported results. Increases in prepayment speeds, which typically occur in a decreasing interest rate environment, generally increase the rate at which discount is accrued and premium is amortized into income. Decreases in prepayment speeds, which typically occur in an increasing interest rate environment, generally slow down the rate at which these amounts are recorded into income.

Mortgage and Asset-Backed Securities by Type

	December 31, 2012
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$404,252	$468,821	$424,922	6.8%
Pass-through	31,496	31,309	34,614	0.6
Planned and targeted amortization class	184,537	183,265	201,051	3.2
Other	12,670	15,713	13,595	0.2
Total residential mortgage-backed securities	632,955	699,108	674,182	10.8
Commercial mortgage-backed securities	463,504	470,474	510,819	8.1
Other asset-backed securities	485,796	538,489	489,713	7.8
Total	$1,582,255	$1,708,071	$1,674,714	26.7%

	December 31, 2011
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$391,177	$400,432	$399,038	7.2%
Pass-through	69,131	67,494	74,354	1.3
Planned and targeted amortization class	174,616	177,492	184,710	3.3
Other	17,661	17,705	17,837	0.3
Total residential mortgage-backed securities	652,585	663,123	675,939	12.1
Commercial mortgage-backed securities	452,980	460,990	490,895	8.8
Other asset-backed securities	392,182	435,912	368,160	6.7
Total	$1,497,747	$1,560,025	$1,534,994	27.6%

The residential mortgage-backed portfolio includes government agency pass-through and collateralized mortgage obligation (CMO) securities. With a government agency pass-through security, we receive a pro rata share of principal payments as payments are made on the underlying mortgage loans. CMOs consist of pools of mortgages divided into sections or "tranches" which provide sequential retirement of the bonds. We primarily invest in sequential tranches which provide cash flow stability in that principal payments do not occur until the previous tranches are paid off. In addition, to provide call protection and more stable average lives, we invest in CMOs such as planned amortization class (PAC) and targeted amortization class (TAC) securities. CMOs of these types provide more predictable cash flows within a range of prepayment speeds by shifting the prepayment risks to support tranches. We generally do not purchase certain types of CMOs that we believe would subject the investment portfolio to excessive risk.

The commercial mortgage-backed securities are primarily sequential securities. Commercial mortgage-backed securities typically have cash flows that are less subject to refinance risk than residential mortgage-backed securities principally due to prepayment restrictions on many of the underlying commercial mortgage loans.

The other asset-backed securities are backed by both residential and non-residential collateral. The collateral for residential asset-backed securities primarily consists of second lien fixed-rate home equity loans. The cash flows of these securities are less subject to prepayment risk than residential mortgage-backed securities as the borrowers are less likely to refinance than those with only a first lien mortgage. The collateral for non-residential asset-backed securities primarily includes securities backed by credit card receivables, auto dealer receivables, auto installment loans, aircraft leases, middle market and syndicated business loans, timeshare receivables and trade and account receivables. These securities are high quality, short-duration assets with limited cash flow variability.

Our direct exposure to the Alt-A home equity and subprime first-lien sectors is limited to investments in structured securities collateralized by senior tranches of residential mortgage loans. We also have a partnership interest in two funds at December 31, 2012 and one fund at December 31, 2011, that own securities backed by Alt-A home equity, subprime first-lien and adjustable rate mortgage collateral. The funds are reported as securities and indebtedness of related parties in our consolidated balance sheets with a fair value of $24.2 million at December 31, 2012 and $16.5 million at December 31, 2011. We do not own any direct investments in subprime lenders.

Mortgage and Asset-Backed Securities by Collateral Type

	December 31, 2012			December 31, 2011
	Amortized Cost	Carrying Value	Percent of Fixed Maturities	Amortized Cost	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Government agency	$258,461	$285,763	4.6%	$276,161	$306,833	5.5%
Prime	220,925	232,277	3.7	248,297	251,948	4.5
Alt-A	204,712	206,847	3.3	177,567	155,435	2.8
Subprime	12,356	8,912	0.1	15,652	10,674	0.2
Commercial mortgage	463,504	510,819	8.1	452,980	490,895	8.8
Non-mortgage	422,297	430,096	6.9	327,090	319,209	5.8
Total	$1,582,255	$1,674,714	26.7%	$1,497,747	$1,534,994	27.6%

The mortgage and asset-backed securities can be summarized into three broad categories: residential, commercial and other asset-backed securities.

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	December 31, 2012
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2012-2008	$201,055	$219,120	$1,457	$1,511	$202,512	$220,631
2007	30,133	33,293	28,154	27,018	58,287	60,311
2006	25,436	27,680	28,090	28,635	53,526	56,315
2005	16,976	18,757	4,110	4,679	21,086	23,436
2004 and prior	200,394	214,138	97,150	99,351	297,544	313,489
Total	$473,994	$512,988	$158,961	$161,194	$632,955	$674,182

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	December 31, 2011
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011-2008	$210,367	$230,484	$2,404	$2,416	$212,771	$232,900
2007	—	—	22,532	13,686	22,532	13,686
2006	11,061	9,976	8,585	3,998	19,646	13,974
2005	5,190	6,111	—	—	5,190	6,111
2004 and prior	291,170	307,884	101,276	101,384	392,446	409,268
Total	$517,788	$554,455	$134,797	$121,484	$652,585	$675,939

Residential Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2012		December 31, 2011
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$618,541	91.7%	$655,522	97.0%
2	BBB	12,763	1.9	—	—
3	BB	21,255	3.2	—	—
4	B	11,356	1.7	6,305	0.9
5	CCC	10,267	1.5	14,112	2.1%
	Total	$674,182	100.0%	$675,939	100.0%

Commercial Mortgage-Backed Securities by Origination Year

	December 31, 2012		December 31, 2011
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011	$88,483	$101,251	$88,251	$98,087
2010	15,206	16,042	15,835	16,430
2009	20,049	24,445	19,798	24,142
2008	96,548	113,270	96,333	116,893
2007 and prior	243,218	255,811	232,763	235,343
Total	$463,504	$510,819	$452,980	$490,895

Commercial Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2012		December 31, 2011
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	GNMA	$223,311	43.7%	$223,374	45.5%
1	FNMA	15,272	3.0	15,441	3.1
1	AAA, AA, A				—
	Generic	146,143	28.6	148,320	30.2
	Super Senior	70,519	13.8	57,360	11.7
	Mezzanine	18,043	3.5	4,069	0.8
	Junior	20,398	4.0	11,704	2.4
	Total AAA, AA, A	255,103	49.9	221,453	45.1
2	BBB	6,348	1.3	20,943	4.3
3	BB	7,863	1.5	6,633	1.4
4	B	2,922	0.6	1,983	0.4
5	CCC	—	—	1,068	0.2
	Total	$510,819	100.0%	$490,895	100.0%

Government National Mortgage Association (GNMA), guarantees principal and interest on mortgage backed securities. The guarantee is backed by the full faith and credit of the United States Government. The Federal National Mortgage Association (FNMA) is a government-sponsored enterprise (GSE) that was chartered by Congress to reduce borrowing costs for certain homeowners. GSE's carry an implicit backing of the U.S. Government but do not have explicit guarantees like GNMA.

The AAA, AA and A rated commercial mortgage-backed securities are broken down into categories based on subordination levels. Rating agencies disclose subordination levels, which measure the amount of credit support that the bonds (or tranches) have from subordinated bonds (or tranches). Generic is a term used for securities issued prior to 2005. The super senior securities have subordination levels greater than 27%, the mezzanine securities have subordination levels in the 17% to 27% range and the junior securities have subordination levels in the 9% to 16% range. Also included in the commercial mortgage- backed securities are military housing bonds totaling $95.1 million at December 31, 2012 and $87.2 million at December 31, 2011. These bonds are used to fund the construction of multi-family homes on United States military bases. The bonds are backed by a first mortgage lien on residential military housing projects.

Other Asset-Backed Securities by Collateral Type and Origination Year

	December 31, 2012
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2012	$—	$—	$—	$—	$—	$—	$149,056	$152,723	$149,056	$152,723
2011	—	—	—	—	—	—	47,781	49,416	47,781	49,416
2010	—	—	—	—	—	—	63,316	63,640	63,316	63,640
2009	—	—	—	—	—	—	2,889	2,888	2,889	2,888
2008 and prior	5,392	5,052	45,751	45,653	12,356	8,912	159,255	161,429	222,754	221,046
Total	$5,392	$5,052	$45,751	$45,653	$12,356	$8,912	$422,297	$430,096	$485,796	$489,713

Other Asset-Backed Securities by Collateral Type and Origination Year

	December 31, 2011
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011	$—	$—	$—	$—	$—	$—	$42,162	$41,633	$42,162	$41,633
2010	—	—	—	—	—	—	101,305	101,391	101,305	101,391
2009	—	—	—	—	—	—	35,407	35,483	35,407	35,483
2007	4,990	2,565	7,605	4,477	—	—	45,850	45,366	58,445	52,408
2006 and prior	1,680	1,761	35,165	29,474	15,652	10,674	102,366	95,336	154,863	137,245
Total	$6,670	$4,326	$42,770	$33,951	$15,652	$10,674	$327,090	$319,209	$392,182	$368,160

Other Asset-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2012		December 31, 2011
NAIC Designation	Equivalent Ratings	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$434,160	88.7%	$349,801	95.0%
2	BBB	21,238	4.3	6,591	1.8
3	BB	5,588	1.1	417	0.1
4	B	11,041	2.3	2,476	0.6
5	CCC	6,825	1.4	4,608	1.3
6	In or near default	10,861	2.2	4,267	1.2
	Total	$489,713	100.0%	$368,160	100.0%

State, Municipal and Other Government Securities

State, municipal and other government securities totaled $1.2 billion, or 19.9% of our portfolio and include investments in general obligation, revenue and municipal housing bonds. Our investment strategy is to utilize municipal bonds in addition to corporate bonds, as we believe they provide additional diversification and have historically low default rates compared with similarly rated corporate bonds. We evaluate the credit strength of the underlying issues on both a quantitative and qualitative basis, excluding insurance, prior to acquisition. The majority of the municipal bonds we hold are investment grade credits without consideration of insurance. Our municipal bonds are well diversified by type and geography with the top exposure being water and sewer revenue bonds. Our municipal bond exposure has an average rating of AA and is trading at 112.6% of amortized cost.

Equity Securities

Equity securities totaled $86.3 million at December 31, 2012 and $57.4 million at December 31, 2011. Gross unrealized gains totaled $4.8 million and gross unrealized losses totaled $0.7 million at December 31, 2012. At December 31, 2011, gross unrealized gains totaled $2.3 million and gross unrealized losses totaled $0.5 million on these securities. The unrealized losses are primarily attributable to non-redeemable perpetual preferred securities from issuers in the finance sector.

Mortgage Loans

Mortgage loans totaled $554.8 million at December 31, 2012 and $552.4 million at December 31, 2011. Our mortgage loans are diversified as to property type, location and loan size, and are collateralized by the related properties. The total number of commercial mortgage loans outstanding was 142 at December 31, 2012 and 138 at December 31, 2011. In 2012, new loans ranged from $2.0 million to $8.7 million in size, with an average loan size of $5.6 million, an average loan term of 13 years and an average yield of 4.57%. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and require diversification by geographic location and collateral type. The majority of our mortgage loans amortize principal, with 6.9% that are interest only loans at December 31, 2012. At December 31, 2012, the average loan-to-value of the current outstanding principal balance using the most recent appraised value was 55.4% and the weighted average debt service coverage ratio was 1.5 based on the results of our 2011 annual study.

Mortgage Loans by Collateral Type

	December 31, 2012		December 31, 2011
Collateral Type	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Office	$218,837	39.4%	$234,853	42.5%
Retail	184,135	33.2	178,954	32.4
Industrial	133,149	24.0	130,498	23.6
Other	18,722	3.4	8,054	1.5
Total	$554,843	100.0%	$552,359	100.0%

Mortgage Loans by Geographic Location within the United States

	December 31, 2012		December 31, 2011
Region of the United States	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
South Atlantic	$164,294	29.6%	$162,363	29.4%
Pacific	81,333	14.7	99,486	18.0
East North Central	81,015	14.6	93,159	16.9
West North Central	77,798	14.0	70,277	12.7
West South Central	42,141	7.6	49,184	8.9
Mountain	48,881	8.8	28,099	5.1
Other	59,381	10.7	49,791	9.0
Total	$554,843	100.0%	$552,359	100.0%

Mortgage Loans by Loan-to-Value Ratio

	December 31, 2012		December 31, 2011
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
0% - 50%	$173,040	31.2%	$144,915	26.2%
50% - 60%	156,633	28.2	172,318	31.2
60% - 70%	186,738	33.7	171,146	31.0
70% - 80%	36,857	6.6	55,247	10.0
80% - 90%	1,575	0.3	8,733	1.6
Total	$554,843	100.0%	$552,359	100.0%

The loan-to-value ratio is determined using the most recent appraised value. Appraisals are updated periodically including when there is indication of a possible significant collateral decline or loan modification and refinance requests.

Mortgage Loans by Year of Origination

	December 31, 2012		December 31, 2011
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
2012	$75,173	13.6%	$—	—%
2011	47,405	8.5	48,557	8.8
2010	27,422	4.9	28,578	5.2
2008	70,346	12.7	72,246	13.1
2007 and prior	334,497	60.3	402,978	72.9
Total	$554,843	100.0%	$552,359	100.0%

Impaired Mortgage Loans
	December 31,
	2012	2011
	(Dollars in thousands)
Recorded investment	$8,352	$6,294
Unpaid principal balance	10,046	8,053
Related allowance	1,694	1,759

Allowance on Mortgage Loans
	Year ended December 31,
	2012	2011
	(Dollars in thousands)
Balance at beginning of period	$1,759	$1,055
Allowances established	335	—
Charge offs	(400)	—
Allowances from loan transfer	—	704
Balance at end of period	$1,694	$1,759

During December 2011, certain commercial mortgage loans were exchanged between EquiTrust Life and Farm Bureau Life prior to the sale of EquiTrust Life. These loans carried an allowance for loan losses of $0.7 million at December 31, 2011.